Exhibit 24.2

GCM Grosvenor Inc.

Power of Attorney

I hereby appoint Michael J. Sacks and Jonathan R. Levin, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to GCM Grosvenor Inc.’s Registration Statement on Form S-3 (File No. 333-251109) (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of December 17, 2021.

By:	/s/ Pamela L. Bentley
	Name:	Pamela L. Bentley
	Title:	Chief Financial Officer